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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders,
The Progressive Corporation:

We consent to the incorporation by reference in the Registration Statement of The Progressive Corporation on Form S-3 of our reports dated January 24, 1996, on our audits of the consolidated financial statements and financial statement schedules of The Progressive Corporation and subsidiaries (the "Company") as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which reports are included in the Company's Annual Report on Form 10-K.


                                                     COOPERS & LYBRAND L.L.P.

Cleveland, Ohio
March 14, 1996